Exhibit 99.1

Contacts:	Alex Abraham (media)	Anne-Marie Megela (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS SECOND QUARTER 2022 RESULTS
Company Delivers Solid Second Quarter Results, Continues to Successfully Navigate Current Environment and Advance Long-Term Strategy
Raises Full Year Outlook for Organic Net Sales(1)(2) While Holding to Previous Adjusted EBITDA(1)(2) Expectations
PITTSBURGH & CHICAGO - July 27, 2022 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the second quarter of 2022 that reflected strong price realization and resilient demand.
"We delivered yet another quarter of strong results as we continue to successfully navigate near-term headwinds, enabled by further advancements of our long-term strategy," said Kraft Heinz CEO and Chair of the Board Miguel Patricio. "Though the environment remains fluid, we are better able to anticipate dynamic conditions, adapt to this constantly changing environment, and demonstrate our resiliency against new challenges. We are anticipating and adapting to changing market conditions while managing inflation through pricing realization and gross efficiencies. I am very proud of the Kraft Heinz team because, despite all of the challenges, employees across the organization continue to do a tremendous job."

Net Sales
In millions
	Net Sales			Organic Net Sales(1) Growth
	June 25, 2022	June 26, 2021	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$5,039	$5,202	(3.1)%	9.8%	13.1 pp	(3.3) pp
International	1,515	1,413	7.2%	11.0%	10.3 pp	0.7 pp
Kraft Heinz	$6,554	$6,615	(0.9)%	10.1%	12.4 pp	(2.3) pp

For the Six Months Ended
North America	$9,640	$10,202	(5.5)%	8.4%	11.2 pp	(2.8) pp
International	2,959	2,807	5.4%	8.8%	9.3 pp	(0.5) pp
Kraft Heinz	$12,599	$13,009	(3.2)%	8.5%	10.8 pp	(2.3) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Six Months Ended
	June 25, 2022	June 26, 2021	% Chg vs PY	June 25, 2022	June 26, 2021	% Chg vs PY
Gross profit	$1,984	$2,291	(13.4)%	$3,915	$4,492	(12.8)%
Operating income/(loss)	542	1,235	(56.2)%	1,657	2,324	(28.7)%
Net income/(loss)	265	(25)	1,136.4%	1,046	543	92.7%
Net income/(loss) attributable to common shareholders	265	(27)	1,051.7%	1,041	536	94.3%
Diluted EPS	$0.21	$(0.02)	1,150.0%	$0.84	$0.43	95.3%

Adjusted EPS(1)	0.70	0.78	(10.3)%	1.30	1.50	(13.3)%
Adjusted EBITDA(1)	$1,520	$1,706	(10.9)%	$2,862	$3,286	(12.9)%
Q2 2022 Financial Summary
•Net sales decreased 0.9 percent versus the year-ago period to $6.6 billion, including a negative 9.3 percentage point impact from divestitures net of acquisitions and a negative 1.7 percentage point impact from currency. Organic Net Sales(1) increased 10.1 percent versus the prior year period. Pricing was up 12.4 percentage points versus the prior year period with growth in both reportable segments that was primarily driven by price increases to mitigate rising input costs. Volume/mix declined 2.3 percentage points versus the year-ago period reflecting continued strong demand in retail and foodservice channels that was offset by supply constraints and elasticity impacts from pricing actions. On a segment level, unfavorable volume/mix in the North America segment more than offset favorable volume/mix in the International segment.
•Net income/(loss) increased 1,136.4 percent versus the year-ago period to $265 million primarily driven by lower tax expenses in the current year period, lower interest expense primarily due to debt extinguishment costs in the prior year period, and favorable changes in other expense/(income). These factors were partially offset by higher non-cash impairment losses and lower Adjusted EBITDA versus the prior year period. Adjusted EBITDA(1) decreased 10.9 percent versus the year-ago period to $1.5 billion with performance including an unfavorable impact from divestitures of 5.9 percentage points and an unfavorable 1.1 percentage point impact from currency. The remaining year-over-year decrease in Adjusted EBITDA is a result of higher pricing and efficiency gains that were offset by higher commodity costs (primarily in dairy, packaging materials, soybean and vegetable oils, and meat) and supply chain costs (reflecting inflationary pressure in procurement, logistics and manufacturing costs), as well as unfavorable volume/mix. Results continue to reflect the difference in timing between inflationary pressures and the mitigating actions we have taken.
•Diluted EPS was $0.21, up 1,150.0 percent versus the prior year period, driven by the net income/(loss) factors discussed above. Adjusted EPS(1) was $0.70, down 10.3 percent versus the prior year period, primarily driven by lower Adjusted EBITDA, including a negative $0.07 impact from divestitures, and higher taxes on adjusted earnings. These factors more than offset lower interest expense and favorable changes in other expense/(income) versus the prior year period.

•Year-to-date net cash provided by operating activities was $788 million, down 61.2 percent versus the year-ago period, primarily driven by higher cash tax payments on divestitures in 2022 related to the Cheese Transaction, higher cash outflows for inventories primarily related to stock rebuilding and increased input costs, and lower Adjusted EBITDA. These impacts were partially offset by lower cash outflows for interest primarily due to prior year reduction of long-term debt, and lower cash outflows for variable compensation in 2022 compared to 2021. Year-to date Free Cash Flow(1) was $353 million, down 78.0 percent versus the comparable prior year period due to the same drivers of net cash provided by operating activities.
Outlook
The Company continues to expect strong financial performance in 2022. The Company is raising expectations for 2022 Organic Net Sales(2) to a high-single-digit percentage increase versus the prior year period, as compared to previous expectations of a mid-single-digit percentage increase, reflecting strong performance to date and ongoing business momentum. The Company continues to expect 2022 Adjusted EBITDA(2) to be in the range of $5.8 billion to $6.0 billion, with a 45 percent to 55 percent third quarter to fourth quarter split. This full year Adjusted EBITDA outlook reflects a 53rd week in 2022, an increase in foreign currency headwinds based on current exchange rates, the impact of divestitures versus the prior year, strong Organic Net Sales, as well as the Company's ongoing efforts to manage inflationary pressures, including unlocking gross efficiencies, as it continues to invest in long-term growth.
End Notes
(1)Organic Net Sales, Adjusted EBITDA, Adjusted EPS, Constant Currency Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Full year 2022 guidance for Organic Net Sales and Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's second quarter 2022 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2021 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “adapt,” "advance," “anticipate,” “believe,” "continue,” “drive,” “expand,” “expect,” “grow,” “improve,” “invest,” “leverage,” “manage,” "navigate," “plan,” “reflect,” “transform,” "unlock," “will,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company's ownership structure; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of future sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, general economic slowdown, or recession and the Russia and Ukraine conflict and its regional and global ramifications); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share ("EPS"), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income (e.g., income related to the sale of licenses in connection with the Cheese Transaction), restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The Company believes Free Cash Flow provides a measure of the Company's core operating performance, the cash-generating capabilities of the Company's business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net sales	$6,554	$6,615	$12,599	$13,009
Cost of products sold	4,570	4,324	8,684	8,517
Gross profit	1,984	2,291	3,915	4,492
Selling, general and administrative expenses, excluding impairment losses	812	943	1,639	1,825
Goodwill impairment losses	235	35	224	265
Intangible asset impairment losses	395	78	395	78
Selling, general and administrative expenses	1,442	1,056	2,258	2,168
Operating income/(loss)	542	1,235	1,657	2,324
Interest expense	234	613	476	1,028
Other expense/(income)	(91)	(23)	(189)	(53)
Income/(loss) before income taxes	399	645	1,370	1,349
Provision for/(benefit from) income taxes	134	670	324	806
Net income/(loss)	265	(25)	1,046	543
Net income/(loss) attributable to noncontrolling interest	—	2	5	7
Net income/(loss) attributable to common shareholders	$265	$(27)	$1,041	$536

Basic shares outstanding	1,225	1,224	1,225	1,223
Diluted shares outstanding	1,235	1,224	1,235	1,235

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.22	$(0.02)	$0.85	$0.44
Diluted earnings/(loss) per share	0.21	(0.02)	0.84	0.43

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 25, 2022
North America	$5,039	$(17)	$—	$5,056
International	1,515	(91)	59	1,547
Kraft Heinz	$6,554	$(108)	$59	$6,603

June 26, 2021
North America	$5,202	$—	$597	$4,605
International	1,413	5	13	1,395
Kraft Heinz	$6,615	$5	$610	$6,000

Year-over-year growth rates
North America	(3.1)%	(0.3) pp	(12.6) pp	9.8%	13.1 pp	(3.3) pp
International	7.2%	(7.0) pp	3.2 pp	11.0%	10.3 pp	0.7 pp
Kraft Heinz	(0.9)%	(1.7) pp	(9.3) pp	10.1%	12.4 pp	(2.3) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 25, 2022
North America	$9,640	$(18)	$—	$9,658
International	2,959	(156)	99	3,016
Kraft Heinz	$12,599	$(174)	$99	$12,674

June 26, 2021
North America	$10,202	$—	$1,289	$8,913
International	2,807	8	27	2,772
Kraft Heinz	$13,009	$8	$1,316	$11,685

Year-over-year growth rates
North America	(5.5)%	(0.2) pp	(13.7) pp	8.4%	11.2 pp	(2.8) pp
International	5.4%	(5.9) pp	2.5 pp	8.8%	9.3 pp	(0.5) pp
Kraft Heinz	(3.2)%	(1.5) pp	(10.2) pp	8.5%	10.8 pp	(2.3) pp

	Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net income/(loss)	$265	$(25)	$1,046	$543
Interest expense	234	613	476	1,028
Other expense/(income)	(91)	(23)	(189)	(53)
Provision for/(benefit from) income taxes	134	670	324	806
Operating income/(loss)	542	1,235	1,657	2,324
Depreciation and amortization (excluding restructuring activities)	232	227	449	449
Divestiture-related license income	(13)	—	(27)	—
Restructuring activities	11	19	30	37
Deal costs	—	(1)	8	6
Unrealized losses/(gains) on commodity hedges	73	(2)	(19)	(39)
Impairment losses	630	113	685	343
Certain non-ordinary course legal and regulatory matters	—	62	—	62
Equity award compensation expense (excluding restructuring activities)	45	53	79	104
Adjusted EBITDA	$1,520	$1,706	$2,862	$3,286

Segment Adjusted EBITDA:
North America	$1,348	$1,491	$2,521	$2,858
International	248	286	490	569
General corporate expenses	(76)	(71)	(149)	(141)
Adjusted EBITDA	$1,520	$1,706	$2,862	$3,286

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 25, 2022
North America	$1,348	$(4)	$1,352
International	248	(15)	263
General corporate expenses	(76)	3	(79)
Kraft Heinz	$1,520	$(16)	$1,536

June 26, 2021
North America	$1,491	$—	$1,491
International	286	2	284
General corporate expenses	(71)	—	(71)
Kraft Heinz	$1,706	$2	$1,704

Year-over-year growth rates
North America	(9.5)%	(0.2) pp	(9.3)%
International	(13.4)%	(5.7) pp	(7.7)%
General corporate expenses	7.2%	(3.1) pp	10.3%
Kraft Heinz	(10.9)%	(1.1) pp	(9.8)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 25, 2022
North America	$2,521	$(4)	$2,525
International	490	(24)	514
General corporate expenses	(149)	4	(153)
Kraft Heinz	$2,862	$(24)	$2,886

June 26, 2021
North America	$2,858	$—	$2,858
International	569	3	566
General corporate expenses	(141)	—	(141)
Kraft Heinz	$3,286	$3	$3,283

Year-over-year growth rates
North America	(11.8)%	(0.2) pp	(11.6)%
International	(13.9)%	(4.7) pp	(9.2)%
General corporate expenses	5.9%	(2.5) pp	8.4%
Kraft Heinz	(12.9)%	(0.8) pp	(12.1)%

			Schedule 7
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Diluted EPS	$0.21	$(0.02)	$0.84	$0.43
Restructuring activities(a)	0.01	0.01	0.02	0.02
Unrealized losses/(gains) on commodity hedges(b)	0.04	—	(0.01)	(0.02)
Impairment losses(c)	0.44	0.07	0.47	0.26
Certain non-ordinary course legal and regulatory matters(d)	—	0.05	—	0.05
Losses/(gains) on sale of business(e)	—	0.27	—	0.29
Other losses/(gains) related to acquisitions and divestitures(f)	—	—	(0.02)	—
Nonmonetary currency devaluation(g)	0.01	—	0.01	—
Debt prepayment and extinguishment costs(h)	(0.01)	0.21	(0.01)	0.28
Certain significant discrete income tax items(i)	—	0.19	—	0.19
Adjusted EPS	$0.70	$0.78	$1.30	$1.50
(a) Gross expenses included in restructuring activities were $11 million ($8 million after-tax) for the three months and $30 million ($22 million after-tax) for the six months ended June 25, 2022 and $19 million ($15 million after tax) for the three months and $37 million ($28 million after-tax) for the six months ended June 26, 2021 and were recorded in the following income statement line items:
•Cost of products sold included expenses of $6 million for the three months and $10 million for the six months ended June 25, 2022 and $1 million for the three months and $4 million for the six months ended June 26, 2021; and
•SG&A included expenses of $5 million for the three months and $20 million for the six months ended June 25, 2022 and $18 million for the three months and $33 million for the six months ended June 26, 2021.
(b) Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were expenses of $73 million ($55 million after-tax) for the three months and income of $19 million ($14 million after-tax) for the six months ended June 25, 2022 and income of $2 million ($2 million after-tax) for the three months and $39 million ($29 million after-tax) for the six months ended June 26, 2021 and were recorded in cost of products sold.
(c) Gross impairment losses included the following:
•Goodwill impairment losses of $235 million ($235 million after-tax) for the three months and $224 million ($224 million after-tax) for the six months ended June 25, 2022 and $35 million ($35 million after-tax) for the three months and $265 million ($265 million after-tax) for the six months ended June 26, 2021, which were recorded in SG&A;
•Intangible asset impairment losses of $395 million ($303 million after-tax) for the three and six months ended June 25, 2022 and $78 million ($59 million after-tax) for the three and six months ended June 26, 2021, which were recorded in SG&A; and
•Property, plant and equipment, net asset impairment losses of $66 million ($50 million after-tax) for the six months ended June 25, 2022, which were recorded in cost of products sold.
(d) Gross expenses included in certain non-ordinary course legal and regulatory matters were $62 million ($62 million after-tax) for the three and six months ended June 26, 2021 and were recorded in SG&A. These expenses related to an accrual in connection with the previously disclosed SEC investigation.
(e) Gross expenses/(income) included in losses/(gains) on sale of business were income of $2 million ($2 million after-tax) for the three months and $1 million ($1 million after-tax) for the six months ended June 25, 2022 and expenses of $46 million ($333 million after-tax) for the three months and $65 million ($352 million after-tax) for the six months ended June 26, 2021 and were recorded in other expense/(income).
(f) Gross expenses/(income) included in other losses/(gains) related to acquisitions and divestitures were income of $38 million ($29 million after-tax) for the six months ended June 25, 2022 and were recorded in other expense/(income).
(g) Gross expenses included in nonmonetary currency devaluation were $6 million ($6 million after-tax) for the three months and $10 million ($10 million after-tax) for the six months ended June 25, 2022 and $4 million ($4 million after-tax) for the six months ended June 26, 2021 and were recorded in other expense/(income).
(h) Gross expenses/(income) included in debt prepayment and extinguishment costs were income of $9 million ($7 million after-tax) for the three and six months ended June 25, 2022 and expenses of $318 million ($255 million after-tax) for the three months and $424 million ($335 million after-tax) for the six months ended June 26, 2021 and were recorded in interest expense.
(i) Certain significant discrete income tax items were an expense of $236 million for the three and six months ended June 26, 2021. This expense related to the revaluation of our deferred tax balances due to an increase in U.K. tax rates.

		Schedule 8
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	June 25, 2022	June 26, 2021	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.82	$0.86	$(0.04)
Results of divested operations	—	0.07	(0.07)
Interest expense	(0.16)	(0.19)	0.03
Other expense/(income)	0.06	0.04	0.02
Effective tax rate	(0.02)	—	(0.02)
Adjusted EPS	$0.70	$0.78	$(0.08)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended June 25, 2022 and June 26, 2021.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended June 25, 2022.

		Schedule 9
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Six Months Ended
	June 25, 2022	June 26, 2021	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$1.57	$1.67	$(0.10)
Results of divested operations	—	0.15	(0.15)
Interest expense	(0.32)	(0.40)	0.08
Other expense/(income)	0.10	0.08	0.02
Effective tax rate	(0.05)	—	(0.05)
Adjusted EPS	$1.30	$1.50	$(0.20)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.09 for the six months ended June 25, 2022 and $0.08 for the six months ended June 26, 2021.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.02 for the six months ended June 25, 2022.

	Schedule 10
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	June 25, 2022	December 25, 2021
ASSETS
Cash and cash equivalents	$1,518	$3,445
Trade receivables, net	2,145	1,957
Inventories	3,433	2,729
Prepaid expenses	191	136
Other current assets	760	716
Assets held for sale	91	11
Total current assets	8,138	8,994
Property, plant and equipment, net	6,568	6,806
Goodwill	31,176	31,296
Intangible assets, net	42,960	43,542
Other non-current assets	2,834	2,756
TOTAL ASSETS	$91,676	$93,394
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$47	$14
Current portion of long-term debt	1,147	740
Trade payables	4,778	4,753
Accrued marketing	892	804
Interest payable	265	268
Other current liabilities	1,990	2,485
Total current liabilities	9,119	9,064
Long-term debt	19,724	21,061
Deferred income taxes	10,465	10,536
Accrued postemployment costs	203	205
Long-term deferred income	1,505	1,534
Other non-current liabilities	1,658	1,542
TOTAL LIABILITIES	42,674	43,942
Redeemable noncontrolling interest	40	4
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	52,520	53,379
Retained earnings/(deficit)	(640)	(1,682)
Accumulated other comprehensive income/(losses)	(2,410)	(1,824)
Treasury stock, at cost	(686)	(587)
Total shareholders' equity	48,796	49,298
Noncontrolling interest	166	150
TOTAL EQUITY	48,962	49,448
TOTAL LIABILITIES AND EQUITY	$91,676	$93,394

	Schedule 11
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flow (in millions) (Unaudited)
	For the Six Months Ended
	June 25, 2022	June 26, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$1,046	$543
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	456	449
Amortization of postemployment benefit plans prior service costs/(credits)	(7)	(3)
Divestiture-related license income	(27)	—
Equity award compensation expense	79	104
Deferred income tax provision/(benefit)	(107)	(114)
Postemployment benefit plan contributions	(11)	(14)
Goodwill and intangible asset impairment losses	619	343
Nonmonetary currency devaluation	10	4
Loss/(gain) on sale of business	(1)	65
Other items, net	(86)	278
Changes in current assets and liabilities:
Trade receivables	(222)	62
Inventories	(768)	(227)
Accounts payable	202	220
Other current assets	(70)	(67)
Other current liabilities	(325)	386
Net cash provided by/(used for) operating activities	788	2,029
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(435)	(431)
Payments to acquire business, net of cash acquired	(481)	—
Proceeds from sale of business, net of cash disposed and working capital adjustments	(20)	3,435
Other investing activities, net	15	23
Net cash provided by/(used for) investing activities	(921)	3,027
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(660)	(3,090)
Debt prepayment and extinguishment costs	(16)	(433)
Dividends paid	(980)	(979)
Other financing activities, net	(66)	(53)
Net cash provided by/(used for) financing activities	(1,722)	(4,555)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(72)	23
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(1,927)	524
Balance at beginning of period	3,446	3,418
Balance at end of period	$1,519	$3,942

	Schedule 12
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Six Months Ended
	June 25, 2022	June 26, 2021
Net cash provided by/(used for) operating activities	$788	$2,029
Capital expenditures	(435)	(431)
Free Cash Flow	$353	$1,598